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                                                                Exhibit 99.12


                    Report of Independent Public Accountants

To American Spectrum Predecessor:


We have audited in accordance with generally accepted auditing standards, the combined financial statements of American Spectrum Predecessor included in this registration statement and have issued our report thereon dated July 26, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



/s/ ARTHUR ANDERSEN LLP



    Orange County, California
    July 26, 2000